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                                                                     EXHIBIT 3.1


                          CERTIFICATE OF INCORPORATION

                                       OF

                         PLUM CREEK TIMBER COMPANY, INC.



1. FIRST: The name of the corporation is: Plum Creek Timber Company, Inc. (hereinafter, the "Corporation").

2. SECOND: The address of the registered office of the Corporation in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "GCL").

4. FOURTH: A. The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is 525,634,567 shares of which (i) 300,000,000 shares shall be shares of Common Stock, par value $.01 per share (the "Common Stock"), and 634,566 shares shall be shares of Special Voting Common Stock, par value $.01 per share (the "Special Voting Stock") (the Common Stock and the Special Voting Stock being collectively referred to herein as the "Common Equity"), (ii) 150,000,001 shares shall be shares of Excess Stock, par value $.01 per share (the "Excess Stock"), and (iii) 75,000,000 shares shall be shares of Preferred Stock, par value $.01 per share (the "Preferred Stock").


        B. The number of authorized shares of any class or classes of capital stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the total voting power of the shares of capital stock entitled to vote thereon, voting together as a single class, and without the vote of the holders of such class or each such class.

        C. The following is a statement of the powers, preferences, and relative participating, optional or other special rights and qualifications, limitations and restrictions of the Common Stock and Special Voting Stock of the Corporation:

                1. Except as otherwise set forth below in this Article FOURTH, the powers, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions of the Common Stock and Special Voting Stock shall be identical in all respects.



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                2. Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Certificate of Incorporation, holders of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors of the Corporation from time to time out of assets or funds of the Corporation legally available therefor. If any dividend or other distribution in cash or other property is paid with respect to the Common Stock a like dividend or other distribution shall be paid with respect to each share of Special Voting Stock. Upon any reclassification, subdivision or combination of Common Stock or upon payment of any in-kind dividend of additional shares of Common Stock with respect to the Common Stock, the Special Voting Stock shall be similarly reclassified, subdivided or combined or the Special Voting Stock will receive the same in-kind dividend, provided, however, that such in-kind divided shall consist of additional shares of Special Voting Stock.

                3. (a) At every meeting of the stockholders of the Corporation, every holder of Common Equity (voting together as a single class, except as set forth below) shall be entitled to one vote in person or by proxy for each share of Common Stock or Special Voting Stock standing in such holder's name on the transfer books of the Corporation, provided, however, that should any Change in Law (as defined in Article ELEVENTH) require a reduction in the number of votes represented by the Special Voting Stock, the number of votes to which a holder of Special Voting Stock shall, without any further action on the part of the Corporation or the stockholders, be reduced to the extent reasonably necessary or appropriate to maintain the Corporation's status as a REIT (as defined in Article ELEVENTH), such reduction to be deemed to have been made as of the effective date of such Change in Law. Except as may be otherwise required by this Article FOURTH or applicable law, the holders of Common Stock and Special Voting Stock shall vote together as a single class, subject to any voting rights which may be granted to holders of Preferred Stock or Special Voting Stock, on all matters submitted to a vote of the holders of Common Equity.

                        (b) Subject to any rights of the holders of Preferred Stock and or Special Voting Stock set forth in clause (c) hereof, the provisions of this Certificate of Incorporation shall not be modified, revised, altered or amended, repealed or rescinded in whole or in part, without the approval of a majority (or such greater percentage as is required by Article TENTH of this Certificate of Incorporation) of the votes entitled to be cast by the holders of the Common Stock and the Special Voting Stock, voting together as a single class or, in the case of amendments or changes to this Certificate of Incorporation to be effected by a merger, without the approval of the agreement of merger by a majority of the votes entitled to be cast by the holders of the Common Stock and the Special Voting Stock, voting together as a single class; provided, however, that with respect to any proposed amendment of this Certificate of Incorporation (including, without limitation, an amendment to be effected by a merger) which would increase or decrease the par value of the shares of Common Stock or Special Voting Stock or alter or change the powers, preferences or special rights of the shares of Common Stock or Special Voting Stock so as to affect them adversely, the approval of a majority of the votes entitled to be cast by the holders of the shares affected by the proposed amendment, voting separately as a class, shall be obtained in addition to the approval of a majority of the votes entitled to be cast by the holders of the Common Stock and the Special Voting Stock voting together as a single class as hereinbefore provided. Any increase in the authorized number of shares of any class or



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classes of stock of the Corporation or creation, authorization or issuance of any additional class or series of stock or any securities convertible into, or warrants, options or similar rights to purchase, acquire or receive, shares of any such class or classes of stock shall be deemed not to affect adversely the powers, preferences or special rights of the shares of Common Stock or Special Voting Stock.

                        (1) So long as the Principals (as defined in Article ELEVENTH) Beneficially Own (as defined in Article ELEVENTH) at least five million shares of Common Stock and/or Special Voting Stock, the Corporation shall not enter into any Extraordinary Transaction (as defined in Article ELEVENTH), without (in addition to any vote of the holders of Common Equity required under this Certificate of Incorporation, the GCL or any other applicable law) the approval of the holders of a majority of the outstanding shares of Special Voting Stock, voting together as a separate class, provided, however, that the Board of Directors of the Corporation, in connection with the issuance of units of limited partnership of Plum Creek Acquisition Partners, L.P., may issue shares of Preferred Stock with the right to vote together with the Special Voting Stock, as a single class, with respect to any or all Extraordinary Transactions.

                4. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment in full of the amounts required to be paid to the holders of Preferred Stock, the remaining assets and funds of the Corporation shall be distributed pro rata to the holders of Common Equity based on the aggregate number of shares of Common Equity outstanding. For the purposes of this section C.4, the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Corporation or a consolidation or merger of the Corporation with one or more other corporations (whether or not the Corporation is the corporation surviving such consolidation or merger) shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

                5. In the event that any shares of Common Equity are converted into or exchanged for cash, securities or other property in connection with any consolidation of the Corporation with one or more other Persons (as hereinafter defined) or a merger of the Corporation with another Person, unless immediately following such event, and resulting solely from the ownership of the securities issued in connection therewith, a majority of the total voting power of the surviving Person in such consolidation or merger is held by Persons that were stockholders of the Corporation immediately prior to such event, or unless the holders of Common Equity unanimously vote otherwise, each holder of a share of Common Stock shall be entitled to receive with respect to such share at least the same kind and amount of shares of stock and other securities and property (including cash) receivable upon such consolidation or merger by each holder of a share of Special Voting Stock, and each holder of a share of Special Voting Stock shall be entitled to receive with respect to such share the same kind and amount of shares of stock and other securities and property (including cash) receivable upon such consolidation or merger by a holder of a share of Common Stock.

                6. (a) Any record holder of a share of Special Voting Stock may at any time convert such share into one share of Common Stock by surrendering the certificate for such share, accompanied by any required tax transfer stamps and by a written notice by such record holder to the Corporation stating that such record holder desires to convert such share of Special Voting Stock into a share of Common Stock and requesting that the Corporation issue such Common Stock to the Person named therein. To the extent permitted by law, such voluntary conversion shall be deemed to have been effected at the close of business on the date of such surrender.



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                (1)     (i) Except as provided in paragraph (ii) below, shares
of Special Voting Stock shall automatically convert into shares of Common Stock immediately prior to the Transfer (as hereinafter defined) of such shares of Special Voting Stock.

                        (1) Shares of Special Voting Stock shall not automati
                cally convert to Common Stock if transferred to a Permitted Transferee.

                        (2) Immediately upon any such automatic conversion of
                the Special Voting Stock, the rights of the holder of such share(s) of Special Voting Stock shall cease and such holder shall be treated for all purposes as having become the record owner of the Common Stock issuable upon such conversion; provided, however, that such holder shall be entitled to receive when paid any dividends declared on the Special Voting Stock as of a record date preceding the time of such conversion and unpaid as of the time of such conversion.

                (2) A holder of Special Voting Stock may (i) Transfer such Special Voting Stock without automatic conversion into Common Stock only in connection with a Transfer that meets the qualifications of section C.6(b)(ii) above and section C.6(d) below, and under no other circumstances, or (ii) convert such share into shares of Common Stock as provided in section C.6(a) above. No one other than that Person in whose name the Special Voting Stock is originally registered on the stock ledger of the Corporation, or transferees or successive trans ferees who receive the Special Voting Stock in connection with a Transfer that meets the qualifications set forth in section C.6(b)(ii) above and section C.6(d) below, shall by virtue of the acquisition of the certificate for the Special Voting Stock have the status of an owner or holder of such Special Voting Stock or be recognized as such by the Corporation or be otherwise entitled to enjoy for its, his or her own benefit the special rights and powers of a holder of the Special Voting Stock.

        A holder of Special Voting Stock may at any and all times Transfer to any Person the Common Stock issuable upon conversion of such Special Voting Stock, except where such Transfer is restricted by applicable law.

                (b) The shares of Special Voting Stock shall be transferred on the books of the Corporation and a new certificate issued therefor, upon presentation at the office of the Secretary of the Corporation (or at such additional place or places as may from time to time be designated by the Secretary of the Corporation) of the certificate for such share, in proper form for transfer and accompanied by all requisite stock transfer tax stamps.

                (3) The certificates for the shares of Special Voting Stock shall bear a legend on the face thereof reading as follows:

        "The Special Voting Stock of Plum Creek Timber Company, Inc. (the "Corporation") represented by this certificate may not be Transferred (as defined in the Certificate of Incorpora tion of this Corporation) to any person or entity unless such Transfer meets the qualifications set forth in section C.6(b)(ii) and (d) of Article FOURTH of the Certificate of Incorporation of this Corporation and no person who receives this share in connection with a Transfer that does not meet the qualifications prescribed by sections C.6(b)(ii) and (d) of said Article FOURTH is entitled to own or to be registered as the record holder of these shares of Special Voting Stock and such Special Voting Stock will be automatically converted into



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Common Stock upon any such purported transfer. The record holder of this certificate may at any time convert these shares of Special Voting Stock into Common Stock, subject to compliance with Section C.6(a) of Article FOURTH of the Certificate of Incorporation of this Corporation. Each holder of this certificate, by accepting the same, accepts and agrees to all of the foregoing. The Corporation will furnish without charge, to each stockholder who so requests, a copy of the Certificate of Incorporation of the Corporation, containing, among other things, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof that the Corporation is authorized to issue and the qualifications, limitations or restrictions of such preferences and/or rights. Any such request shall be addressed to the Secretary of the Corporation."

                (4) For so long as shares of Special Voting Stock are outstanding, the Corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock, the number of shares of Common Stock into which the Special Voting Stock shall then be convertible.

                (5) In the event that the Principals cease to Beneficially Own at least 5 million shares of Common Stock and/or Special Voting Stock, all of the outstanding shares of Special Voting Stock, without any further action on the part of the Corporation or the stockholders, shall convert into an equal number of shares of Common Stock, and each outstanding certificate representing Special Voting Stock shall thereafter represent the right to receive an equal number of shares of Common Stock.

        7. All rights to vote and all voting power (including, without limitation thereto, the right to elect directors) shall be vested exclusively in the holders of Common Equity, voting together as a single class, except as otherwise expressly provided in this Certificate of Incorporation, in a Preferred Stock Designation (as defined in section D of this Article FOURTH) or as otherwise expressly required by applicable law.

        D. The Board of Directors is hereby authorized to provide by resolution or resolutions from time to time for the issuance of shares of Preferred Stock in one or more series and, by filing a certificate pursuant to the GCL (hereinafter, along with any similar designation relating to any other series of Preferred Stock which may hereafter be authorized, referred to as a "Preferred Stock Designation," each of which shall be part of this Certificate of Incorporation), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers (including voting powers), preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof.

        2.      Restrictions on Ownership and Transfer of Equity Stock.

                1.      (a) Limitation on Beneficial Ownership.

                            (i) Except as provided in section E.3 of this Article FOURTH, no person shall Beneficially Own (as hereinafter defined) shares of Equity Stock (as hereinafter defined) in excess of the Ownership Limit (as hereinafter defined).

                            (1) Except as provided in section E.3 of this Article FOURTH, any purported Transfer that, if effective, would result in any Person



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Beneficially Owning shares of Equity Stock in excess of the Ownership
Limit shall be void ab initio as to the Transfer of that number of shares of Equity Stock which would cause the transferee to Beneficially Own Equity Stock in excess of the Ownership Limit, and the intended transferee shall acquire no rights in such shares of Equity Stock.

                        (2) Transfers Resulting in "Closely Held" Status. Any purported Transfer of shares of Equity Stock that, if effective, would result in the Corporation being "closely held" within the meaning of section 856(h) of the Code (as hereinafter defined) shall be void ab initio as to the Transfer of that number of shares of Equity Stock that would cause the Corporation to be "closely held" within the meaning of Section 856(h) of the Code, and the intended transferee shall acquire no rights in such shares of Equity Stock.

                        (3) Transfers Resulting in Ownership by fewer than 100 Persons. Any purported Transfer of shares of Equity Stock that, if effective, would result in shares of Equity Stock being beneficially owned by fewer than 100 persons within the meaning of Section 856(a)(5) of the Code shall be void ab initio and the intended transferee shall acquire no rights in such shares of Equity Stock.

                        (4) Transfers Resulting in Corporation Failing to Qualify as a "Domes tically Controlled REIT". Any purported Transfer of shares of Equity Stock that, if effective, would result in the failure of the Corporation to qualify as a "domestically controlled REIT" within the meaning of
Section 897(h)(4)(B) of the Code shall be void ab initio and the intended transferee shall acquire no rights in the shares of Equity Stock which are the subject of such purported Transfer.

                        (5) Transfers Resulting in Corporation Failing to Qualify as a REIT. Any purported Transfer of shares of Equity Stock that, if effective, would cause the Corporation to fail to qualify as a REIT (as hereinafter defined) shall be void ab initio and the intended transferee shall acquire no rights in the shares of Equity Stock which are the subject of such purported Transfer.

                2. Beneficial Owners Required to Provide Information.

                        (a) Annual Disclosure. Every Beneficial Owner of more than 3%, or such lower percentages as are then required pursuant to regulations under the Code, of the outstanding shares of any class or series of Equity Stock of the Corporation shall, within 30 days after January 1 of each year, provide to the Corporation a written statement or affidavit stating the name and address of such Beneficial Owner, the number of shares of Equity Stock Beneficially Owned by such Beneficial Owner and a description of how such shares are held. Each such Beneficial Owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation's status as a REIT and to ensure compliance with the Ownership Limit.

                        (1) Disclosure at the Request of the Corporation. Each Person who is a Beneficial Owner of shares of Equity Stock and each Person (including the stockholder of record) who is holding shares of Equity Stock for a Beneficial Owner shall provide to the Corporation a written statement or affidavit stating such information as the Corporation may request in order to determine the Corporation's status as a REIT and to ensure compliance with



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the Ownership Limit. In addition, the Excluded Holder shall promptly notify the
Corporation upon any transfer of Equity Stock.

                3. Waiver of the Ownership Limit. The Board of Directors, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel or other evidence or undertak ings acceptable to it, may, in its sole discretion, waive the application of the Ownership Limit to a Person subject to such limit, provided that (A) the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that such Person's Beneficial Ownership or Constructive Ownership of shares of Equity Stock will now and in the future (i) not result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, (ii) not result in the shares of Equity Stock of the Corporation being Beneficially Owned by fewer than 100 persons within the meaning of Section 856(a)(5) of the Code, (iii) not result in the Corporation failing to qualify as a "domestically controlled REIT" within the meaning of Section 897(h)(4)(B) of the Code and (iv) will not otherwise result in the Corporation failing to qualify as a REIT, and (B) such Person agrees in writing that any violation or attempted violation of any other limitations, restrictions and conditions that the Board of Directors may in its sole discretion impose at the time of such waiver with respect to such Person will result, as of the time of such violation even if discovered after such violation, in the conversion of such shares in excess of the original limit applicable to such Person into shares of Excess Stock pursuant to section F.1 of this Article FOURTH.

                4. Settlement. Notwithstanding any provision contained herein to the contrary, nothing in this Certificate of Incorporation shall preclude the settlement of any transac tion entered into through the facilities of the New York Stock Exchange or any other national securities exchange or the NASDAQ Stock Market, Inc. or any other automated quotation system. In no event shall the existence or application of the preceding sentence have the effect of deterring or preventing the conversion of Equity Stock into Excess Stock as contemplated herein.

        E.      Excess Stock

                5. (a) Transfers in Excess of Ownership Limit. If, notwithstanding the other provisions contained in this Article FOURTH, there is a purported Transfer or Non-Transfer Event (as hereinafter defined) such that any Person would Beneficially Own shares of Equity Stock in excess of the Ownership Limit, then, (i) except as otherwise provided in section E.3 of this Article FOURTH, the Purported Record Transferee (as hereinafter defined) (and the Purported Beneficial Transferee (as hereinafter defined), if different) shall acquire no right or interest (or, in the case of a Non-Transfer Event, the Person holding record title to the shares of Equity Stock Beneficially Owned by such Beneficial Owner shall cease to own any right or interest) in such number of shares of Equity Stock which would cause such Beneficial Owner to Beneficially Own shares of Equity Stock in excess of the Ownership Limit, (ii) such number of shares (rounded up to the nearest whole share) of Equity Stock in excess of the Ownership Limit shall be automatically converted into an equal number of shares of Excess Stock and transferred to a Trust (as hereinafter defined) in accordance with section F.4 of this Article FOURTH and (iii) such Purported Record Transferee (and such Purported Beneficial Transferee, if different) or, in the case of a Non-Transfer Event, the Person who, immediately prior to such automatic conver sion, was the holder of record title to the shares of Equity Stock automatically converted, shall submit the certificates representing such number of shares of Equity Stock to the Corporation, accompanied by all requisite and duly executed assignments



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of Transfer thereof, for registration in the name of the Trustee (as hereinafter defined) of the Trust. Such conversion into Excess Stock and Transfer to a Trust shall be effective as of the close of trading on the Trading Day (as hereinafter defined) prior to the date of the purported Transfer or Non-Transfer Event, as the case may be, even though the certificates representing the shares of Equity Stock so converted may be submitted to the Corporation at a later date.

                        (1) Other Prohibited Transfers. If, notwithstanding the other provisions contained in this Article FOURTH, there is a purported Transfer or Non-Transfer Event that, if effective, would (i) result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, (ii) result in the shares of Equity Stock being beneficially owned by fewer than 100 persons within the meaning of Section 856(a)(5) of the Code, (iii) result in the Corpora tion failing to qualify as a "domestically controlled REIT" within the meaning of Section 897(h)(4)(B) of the Code, or (iv) otherwise cause the Corporation to fail to qualify as a REIT, then (x) the Purported Record Transferee (and the Purported Beneficial Transferee, if different) shall acquire no right or interest, and, in the case of a Non-Transfer Event, the Person holding record title to the shares of Equity Stock Beneficially Owned by the Person whose Beneficial Ownership of Equity Stock would result in any of the events referred to in clauses (i) - (v) above shall cease to own any right or interest, in such number of shares of Equity Stock the ownership of which would
(A) result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, (B) result in the shares of Equity Stock being beneficially owned by fewer than 100 persons within the meaning of Section 856(a)(5) of the Code, (C) result in the Corpora tion failing to qualify as a "domestically controlled REIT" within the meaning of Section 897(h)(4)(B) of the Code, or (D) otherwise cause the Corporation to fail to qualify as a REIT, (y) such number of shares of Equity Stock (rounded up to the nearest whole share) shall be automati cally converted into an equal number of shares of Excess Stock and transferred to a Trust in accordance with section F.4 of this Article FOURTH and (z) the Purported Record Transferee (and the Purported Beneficial Transferee, if different) or, in the case of a Non-Transfer Event, the Person who, immediately prior to such automatic conversion, was the holder of record title to the shares of Equity Stock automatically converted, shall submit such number of shares of Equity Stock to the Corporation, accompanied by all requisite and duly executed assignments of Transfer thereof, for registration in the name of the Trustee of the Trust. Such conversion into Excess Stock and Transfer to a Trust shall be effective as of the close of trading on the Trading Day prior to the date of the purported Transfer or Non-Transfer Event, as the case may be, even though the certificates representing the shares of Equity Stock so converted may be submitted to the Corporation at a later date.

                        (2) Conversion to Excess Stock. Upon the occurrence of such a conversion of shares of Equity Stock into an equal number of shares of Excess Stock, such shares of Equity Stock shall be automatically retired and canceled, without any action required by the Board of Directors of the Corporation, and shall thereupon be restored to the status of authorized but unissued shares of the particular class or series of Equity Stock from which such Excess Stock was converted and may be reissued by the Corporation as that particular class or series of Equity Stock.

                6. Remedies for Breach. If the Corporation, or its designees, shall at any time determine in good faith that a Transfer has taken place in violation of section E.1 of this Article FOURTH or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of Equity Stock in violation of section E.1 of this Article FOURTH, the Corporation shall take such action as it deems advisable to refuse



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to give effect to or to prevent such Transfer or acquisition, including, but not limited to, refusing to give effect to such Transfer on the stock transfer books of the Corporation or instituting proceedings to enjoin such Transfer or acquisition, but the failure to take any such action shall not affect the automatic conversion of shares of Equity Stock into Excess Stock and their Transfer to a Trust in accordance with section F.4.

                7. Notice of Restricted Transfer. Any Person who acquires or attempts to acquire shares of Equity Stock in violation of section E.1 of this Article FOURTH, or any Person who owns shares of Equity Stock that were converted into shares of Excess Stock and transferred to a Trust pursuant to section F.4 of this Article FOURTH, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or Non-Transfer Event, as the case may be, on the Corporation's status as a REIT.

                8. Transfer in Trust. Upon any purported Transfer or Non-Transfer Event that results in Excess Stock pursuant to section F.1 of this Article FOURTH, (i) the Corporation shall create, or cause to be created, a Trust, and shall designate a Trustee and name a Beneficiary (as hereinafter defined) thereof and (ii) such Excess Stock shall be automatically transferred to such Trust to be held for the exclusive benefit of the Beneficiary. Any conversion of shares of Equity Stock into shares of Excess Stock and transfer to a Trust shall be effective as of the close of trading on the Trading Day prior to the date of the purported Transfer or Non-Transfer Event that results in the conversion. Shares of Excess Stock so held in trust shall be issued and outstanding shares of stock of the Corporation.

                        9. Dividend Rights. Each share of Excess Stock shall be entitled to the same dividends and distributions (as to both timing and amount) as may be declared by the Board of Directors of the Corporation with respect to each share of Equity Stock which was converted into such Excess Stock. The Trustee, as record holder of the shares of Excess Stock, shall be entitled to receive all dividends and distributions and shall hold all such dividends or distributions in trust for the benefit of the Beneficiary. The Prohibited Owner (as hereinafter defined) with respect to such shares of Excess Stock shall repay to the Trust the amount of any dividends or distributions received by it (i) that are attributable to any shares of Equity Stock that have been converted into shares of Excess Stock and (ii) the record date of which was on or after the date that such shares were converted into shares of Excess Stock. The Corporation shall take all measures that it determines are reasonably necessary to recover the amount of any such dividend or distribution paid to a Prohibited Owner, including, if necessary, withholding any portion of future dividends or distributions payable on shares of Equity Stock Beneficially Owned by the Person who, but for the provisions of this Article FOURTH, would Constructively Own or Beneficially Own the shares of Equity Stock that were converted into shares of Excess Stock; and, as soon as reason ably practicable following the Corporation's receipt or withholding thereof, shall pay over to the Trust for the benefit of the Beneficiary the dividends so received or withheld, as the case may be.

                        10. Liquidation of the Corporation. In the event of any voluntary or involun tary liquidation of, or winding up of, or any distribution of the assets of, the Corporation, each holder of shares of Excess Stock shall be entitled to receive, ratably with each other holder of shares of the same class and series of Equity Stock which was converted into such Excess Stock, that portion of the assets of the Corporation that is available for distribution to the holders of the same class and series of Equity Stock which was converted into such Excess Stock. The Trust shall distribute to the Prohibited Owner the amounts



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received upon such liquidation, dissolution, or winding up, or distribution;
provided, however, that the Prohibited Owner shall not be entitled to receive amounts in excess of, in the case of a purported Transfer in which the Prohibited Owner gave value for shares of Equity Stock and which Transfer resulted in the conversion of such shares of Equity Stock into shares of Excess Stock, the product of (x) the price per share, if any, such Prohibited Owner paid for the shares of Equity Stock and (y) the number of shares of Equity Stock which were so converted into Excess Stock, and, in the case of a Non-Transfer Event or purported Transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or purported Transfer, as the case may be, resulted in the conversion of the shares into shares of Excess Stock, the product of (x) the price per share equal to the Market Price (as hereinafter defined) on the date of such Non-Transfer Event or purported Transfer and (y) the number of shares of Equity Stock which were so converted into Excess Stock. Any remaining amount in such Trust shall be distributed to the Beneficiary.

                        11. Voting Rights. Each share of Excess Stock shall entitle the holder to no voting rights other than those voting rights which accompany a class of capital stock under Delaware law. The Trustee, as record holder of the Excess Stock, shall be entitled to vote all shares of Excess Stock. Any vote by a Prohibited Owner as a purported holder of shares of Equity Stock prior to the discovery by the Corporation that such shares of Equity Stock have been converted into shares of Excess Stock shall, subject to applicable law, be rescinded and shall be void ab initio with respect to such shares of Excess Stock.

                        12. Restrictions on Transfer. (a) As soon as practicable after the Trustee acquires Excess Stock and complies with the last sentence of this Section 8(a), but in an orderly fashion so as not to materially adversely affect the trading price of the same class and series of Equity Stock from which such Excess Stock was converted, the Trustee shall designate one or more Persons as Permitted Transferees (as hereinafter defined) and sell to such Permitted Transferees any shares of Excess Stock held by the Trustee; provided, however, that (i) any Permitted Transferee so designated purchases for valuable consideration (whether in a public or private sale) the shares of Excess Stock and (ii) any Permitted Transferee so designated may acquire the shares of the same class and series of Equity Stock from which such Excess Stock was converted without violating any of the restrictions set forth in section E.1 of this Article FOURTH and without such acquisition resulting in the conversion of such shares of Equity Stock into shares of Excess Stock and the Transfer of such shares to a Trust pursuant to sections F.1 and F.4 of this Article FOURTH. The Trustee shall have the exclusive and absolute right to designate Permitted Transferees of any and all shares of Excess Stock. Prior to any Transfer by the Trustee of shares of Excess Stock to a Permitted Transferee, the Trustee shall give not less than five Trading Days prior written notice to the Corporation of such intended Transfer and the Corporation must have waived in writing its purchase rights under section F.10 of this Article FOURTH if such intended Transfer would occur during the 90-day period referred to therein.

                                (1) Upon the designation by the Trustee of a
Permitted Transferee in accordance with the provisions of this section F.8, the Trustee shall cause to be Transferred to the Permitted Transferee shares of Excess Stock acquired by the Trustee pursuant to section F.4 of this Article FOURTH. Upon such Transfer of shares of Excess Stock to the Permitted Transferee, such shares of Excess Stock shall be automatically converted into an equal number of shares of Equity Stock of the same class and series from which such Excess Stock was converted. Upon the occurrence of such a conversion of shares of Excess Stock into an equal number of shares of Equity Stock, such shares of Excess Stock shall be automatically retired and canceled, without any action required by the Board of Directors of the Corporation, and shall thereupon be restored to the status of authorized but unissued shares of Excess Stock and may be reissued by the Corporation as Excess Stock. The Trustee shall (i) cause to be recorded on the stock transfer books of the Corporation that the Permitted Transferee is the holder of record of such number of shares of Equity Stock, and (ii) distribute to the Beneficiary any and all amounts held with respect to such shares of Excess Stock after making payment to the Prohibited Owner pursuant to section
F.9 of this Article FOURTH.

                                (2) If the Transfer of shares of Excess Stock to
a purported Permitted Transferee would or does violate any of the transfer restrictions set forth in Section E.1 of this Article FOURTH, such Transfer shall be void ab initio as to that number of shares of Excess Stock that cause the violation of any such restriction when such shares are converted into shares of Equity Stock (as described in section 8(b) above) and the purported Permitted Transferee shall be deemed to be a Prohibited Owner and shall acquire no rights in such shares of Excess Stock or Equity Stock. Such shares of Equity Stock shall be automatically converted into Excess Stock and transferred to the Trust from which they were originally Transferred. Such conversion and transfer to the Trust shall be effective as of the close of trading on the Trading Day prior to the date of the Transfer to the purported Permitted Transferee and the provisions of this Article FOURTH shall apply to such shares, including, without limitation, the provisions of sections F.8 through F.10 with respect to any future transfer of such shares by the Trust.

                        13. Any Prohibited Owner shall be entitled (following acquisition of the shares of Excess Stock and subsequent designation of and sale of Excess Stock to a Permitted Transferee in accordance with section F.8 of this Article FOURTH or following the acceptance of the offer to purchase such shares in accordance with section F.10 of this Article FOURTH) to receive from the Trustee following the sale or other disposition of such shares of Excess Stock the lesser of (a)(i) in the case of a purported Transfer in which the Prohibited Owner gave value for shares of Equity Stock and which Transfer resulted in the conversion of such shares into shares of Excess Stock, the product of (x) the price per share, if any, such Prohibited Owner paid for the shares of Equity Stock and (y) the number of shares of Equity Stock which were so converted into Excess Stock and (ii) in the case of a Non-Transfer Event or purported Transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or purported Transfer, as the case may be, resulted in the conversion of such shares into shares of Excess Stock, the product of (x) the price per share equal to the Market Price on the date of such Non-Transfer Event or purported Transfer and (y) the number of shares of Equity Stock which were so converted into Excess Stock or (b) the proceeds received by the Trustee from the sale or other disposition of such shares of Excess Stock in accordance with section F.8 or section F.10 of this Article FOURTH. Any amounts received by the Trustee in respect of such shares of Excess Stock which are in excess of such amounts to be paid to the Prohibited Owner pursuant to this section F.9 shall be distributed to the Beneficiary in accordance with the provisions of section F.8 of this Article FOURTH. The Trustee and the Trust shall not be liable for, and each Beneficiary and Prohibited Owner shall be deemed to have irrevocably waived, any claim by a Beneficiary or Prohibited Owner arising out of the disposition of shares of Excess Stock, except for claims arising out of the gross negligence or willful misconduct of, or any failure to make payments in accordance with this section F of this Article FOURTH by, such Trustee.

                        14. Purchase Right in Stock Transferred to Trustee. Shares of Excess Stock shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (a) the price per share in the transaction that created such shares of Excess Stock (or, in the case of a Non-Transfer Event or Transfer in which the Prohibited Owner did not give value for the shares (e.g., if the shares were received through a gift or devise), the Market Price on the date of such Non Transfer Event or Transfer in which the Prohibited Owner did not give value for the shares) or (b) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of 90 days following the later of (x) the date of the Non-Transfer Event or purported Transfer which results in such shares of Excess Stock or (y) the date the Board of Directors of the Corporation first determined that a Transfer or Non-Transfer Event resulting in shares of Excess Stock has occurred, if the Corporation does not receive a notice of such Transfer or Non-Transfer Event pursuant to section F.3 of this Article FOURTH.

        3. Remedies Not Limited. Except as set forth in section E.4 of this Article FOURTH, nothing contained in this Article FOURTH shall limit the authority of the Corporation to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation's status as a REIT and to ensure compliance with the Ownership Limit.

        4. Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Article FOURTH, including any definition contained in Article ELEVENTH hereof, the Board of Directors shall have the power to determine the application of the provisions of this Article FOURTH with respect to any situation based on the facts known to it and any such determination made in good faith shall be binding on all stockholders of the Corporation.

        5. Legend. Each certificate for shares of Equity Stock shall bear the following legend:

                "The shares of Plum Creek Timber Company, Inc. (the "Corporation") represented by this certificate are subject to restrictions set forth in the Corporation's Certificate of Incorporation which prohibit in general (a) any Person from Beneficially Owning shares of Equity Stock in excess of the Ownership Limit and (b) any Person from acquiring or maintaining any ownership interest in the capital stock of the Corporation that is inconsistent with (i) the requirements of the Code pertaining to real estate investment trusts or (ii) the Certificate of Incorporation of the Corpo ration, and the holder of this certificate by his acceptance hereof consents to be bound by such restrictions. Any purported transfer of Equity Stock in violation of such restrictions shall be void ab initio and the Equity Stock in violation of such restrictions, whether as a result of a Transfer or the Non- Transfer Event, shall be automatically converted into shares of Excess Stock and transferred to a Trust for disposition as provided in the Certificate of Incorporation. Capitalized terms used in this paragraph and not defined herein are defined in the Corporation's Certificate of Incorporation. The Corporation will furnish without charge, to each stockholder who so requests, a copy of the Certificate of Incorporation of the Corporation, containing, among other things, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof that the Corporation is authorized to issue and the qualifica tions, limitations or restrictions of such preferences and/or rights. Any such request shall be addressed to the Secretary of the Corporation.

        F. Each provision of this Article FOURTH shall be severable and any such provision determined to be invalid by a court having jurisdiction shall in no way affect the validity of any other provision.

5. FIFTH: A. At all times subsequent to the date of filing of this Certificate of Incorporation with the Secretary of State for the State of Delaware, the directors shall be classified, with respect to the term for which they severally hold office, into three classes, designated "Class I," "Class II" and "Class III," respectively. The initial Class I Directors shall serve for a term expiring at the first annual meeting of stockholders; the initial Class II Directors shall serve for a term expiring at the second annual meeting of stockholders; and the initial Class III Directors shall serve for a term expiring at the third annual meeting of stockhold ers. At each annual meeting of stockholders, the successor or successors of the class of directors whose term expires at that meeting shall be elected by a plurality of the votes of the shares present in person or represented by proxy at such meeting and entitled to vote on the election of directors, and shall hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The directors elected to each class shall hold office until their successors are duly elected and qualified or until their earlier resignation or removal. The Board of Directors shall have the author ity, upon the approval and at the direction of a majority of its members, to designate a Nominating Committee and one or more committees, each committee to consist of one or more of the directors of the Corporation as selected by a majority of the members of the Board of Directors. To the extent permitted by law and provided in the resolution authorizing such committee, any such committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation.

        Notwithstanding the foregoing, whenever, pursuant to the provisions of Article FOURTH of this Certificate, the holders of any one or more series of Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorpora tion, including any Preferred Stock Designation applicable thereto.

        During any period when the holders of any series of Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of Article FOURTH of this Certificate of Incorporation, then upon commencement and for the duration of the period during which such right continues: (a) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions and (b) each such additional director shall serve until such director's successor shall have been duly elected and qualified, or until such director's right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to such director's earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board of Directors in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total authorized number of directors of the Corporation shall be reduced accordingly.

B. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect directors and to remove any director whom such holders have the right to elect, any director (including persons elected by directors to fill vacancies in the Board of Directors) may be removed from office (a) only with cause and (b) only by the affirmative vote of the holders of at least 66 2/3% of the total voting power of the shares of capital stock of the Corporation then entitled to vote at a meeting of the stockholders called for that purpose. At least 30 days prior to any meeting of stockholders at which it is proposed that any director be removed from office, written notice of such proposed removal shall be sent to the director whose removal will be considered at the meeting. For purposes of this Certificate of Incorporation, "cause," with respect to the removal of any director, shall mean only (i) conviction of a felony, (ii) declaration of unsound mind by order of a court, (iii) gross dereliction of duty, (iv) commission of any act involving moral turpitude or (v) commission of an act that constitutes intentional misconduct or a knowing violation of law if such action in either event results both in an improper substantial personal benefit to such director and a material injury to the Corporation.

1. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect directors and to fill vacancies in the Board of Directors relating thereto, any and all vacancies in the Board of Directors, however occurring, including, without limitation, through death, resignation, removal, an increase in the number of directors or otherwise may be filled only by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the end of the term of the class to which they are appointed and until their successors are duly elected and qualified, or until their earlier death, resignation or removal. Any director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which such director was appointed or until such director's earlier resignation or removal. If such director was designated by the Principals, pursuant to the Conversion Agreement or such increase in the number of directors would result in the Principals no longer having designated a majority of the Board of Directors at a time when the Principals are entitled under the Conversion Agreement to designate a majority of the Board of Directors, such vacancy shall be filled by a designee of the Principals. Subject to the rights, if any, of the holders of any series of Preferred Stock, when the number of directors is increased or decreased, the Board of Directors shall determine the class or classes to which the increased or decreased number of directors shall be apportioned; provided, however, that no decrease in the number of directors shall shorten the term of any incumbent director. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until such vacancy is filled.

6. SIXTH: Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken only at a duly called annual or special meeting of stock holders and may not be taken by written consent of the stockholders in lieu of such meeting.

7. SEVENTH: The Board of Directors is expressly authorized to make, amend or repeal the bylaws of the Corporation, without any action on the part of the stockholders, solely by the affirmative vote of at least 662/3% of the directors of the Corporation then in office. In addition to any other vote required by law, the bylaws may be amended or repealed by the stockholders by the affirmative vote of the holders of shares representing at least 662/3% of the combined voting power of the outstanding shares of capital stock of the corporation entitled to vote.

8. EIGHTH: No director of the Corporation shall be liable to the Corporation or its stock holders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
        (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
        Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit.

        If the GCL hereafter is amended to further eliminate or limit the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended GCL. Any repeal or modification of this Article EIGHTH by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the liability of a director of the Corporation existing at the time of such repeal or modification.

9. NINTH. The Corporation shall seek to satisfy the requirements for qualification as a REIT under the Code until such time as the Board of Directors shall determine otherwise, such determination being approved by the affirmative vote of at least 66 2/3% of the directors of the Corporation then in office.

10. TENTH. In addition to any other vote required by law, the amendment or repeal of, or adoption of any provisions inconsistent with, Articles FIFTH, SIXTH, SEVENTH, EIGHTH, NINTH or this Article TENTH or any term defined in Article ELEVENTH to the extent such term is used in any such Article shall require the approval of the holders of at least 66 2/3% of the total voting power of the shares of capital stock entitled to vote thereon, voting as a single class.


11. ELEVENTH. For purposes of this Certificate of Incorporation, the following terms shall have the meanings set forth below:

        "Affiliate" shall mean, with respect to any Person or Persons, (i) any natural person who is related by blood or marriage to any such Person, (ii) any trust of which there are no principal beneficiaries other than any such Person or Permitted Transferees of such Person,

        (iii) any charitable foundation over which any such Person has discretionary authority, (iv) any heirs or executors of any such Person and (v) if such Person is either of the PCMC Partners, any entity of which a majority of the total outstanding voting equity or a majority of the value of the outstand ing ownership interests is owned by the PCMC Partners.

        "Beneficial Ownership," shall be calculated as follows:

                (1) when used in Section C of Article FOURTH or any defined term used therein, shares of Common Equity received by the PCMC Partners pursuant to the terms of the Conversion Agreement shall be deemed to be 100% Beneficially Owned by the Principals so long as (i) the PCMC Partners shall maintain their, respective, Beneficial Ownership of such securities and the Princi pals and their Permitted Transferees maintain their collective voting and dispositive power with respect to such securities or (ii) if such securities are distributed by the PCMC Partners, the Principals and their Permitted Transferees Beneficially Own and maintain substantially all of their collective opportunity for gain and risk of loss with respect to such securities; provided however, that for purposes of subsection (i) above, in the event that the Principals Transfer voting interests or the opportunity for gain and risk of loss in the PCMC Partners, other than Transfers of voting interests and the opportunity for gain and risk of loss to any Person that holds an ownership interest in the PCMC Partners as of the Closing Date (as defined in the Conversion Agreement), such 100% deemed Beneficial Ownership by the Principals shall be reduced by such Transferred amount, and provided further, that if the PCMC Partners Transfer any such securities to a Person in which it owns a majority of the voting power and economic value, the PCMC Partners will be deemed to Beneficially Own that same percentage of the total number of shares of Common Equity held by such Person;

                (2) when used in sections E and F of Article FOURTH or in any defined term used therein, shall mean ownership of Equity Stock by a Person who would be treated as an owner of Equity Stock either directly or indirectly under Section 542(a)(2) of the Code, taking into account, for this purpose, constructive ownership determined under Section 544 of the Code, as modified by Section 856(h) of the Code (except where expressly provided other wise); and

                (3) when used elsewhere in this Certificate of Incorpora tion, shall mean beneficial ownership determined under Rule 13d-3 under the Exchange Act (as hereinafter defined).

        The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

        "Beneficiary" shall mean, with respect to any Trust, one or more organizations described in each of Section 170(b)(1)(A) (other than clauses
(vii) and (viii) thereof) and Section 170(c)(2) of the Code that are named by the Corporation as the beneficiary or beneficiaries of such Trust, in accordance with the provisions of section F.4 of Article FOURTH.

        "Change in Law" shall mean any change in the Code or the regulations promulgated thereunder that would require a reduction in the number of votes represented by the Special Voting Stock in order to maintain the Corporation's status as a REIT.

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        "Constructive Ownership" shall mean ownership of shares of Equity Stock by a Person who is or would be treated as a direct or indirect owner of such shares of Equity Stock through the application of Section 318 of the Code. The terms "Constructive Owner," "Constructively Owns" and "Constructively Owned" shall have correlative meanings.

        "Conversion Agreement" shall mean the Agreement and Plan of Conversion, dated as of June 5, 1998, by and among Plum Creek Timber Company, L.P., the Corporation and PCMC, as amended by the Amended and Restated Agreement and Plan of Conversion, dated as of July 17, 1998.

        "Equity Stock" shall mean the Common Stock, the Special Voting Stock and the Preferred Stock of the Corporation.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        "Excluded Holder" shall mean Mr. John H. Scully, Mr. William J. Patterson and Mr. William E. Oberndorf and their respective Affiliates, collectively.

        "Extraordinary Transaction" shall mean any transaction (i) which requires the vote of all stockholders of the Corporation (other than the election of directors) under the GCL, (ii) which requires stockholder approval pursuant to Rule 312.03(c) or (d) of the New York Stock Exchange Listed Company manual (or the equivalent rule, if any, of any stock exchange or automated quotation system on which the Corporation may be listed), or (iii) pursuant to which an amend ment to the bylaws of the Corporation would be effected by vote of its stockholders.

        "Market Price" of Equity Stock on any date shall mean the average of the closing price for shares of such Equity Stock for the five consecutive Trading Days ending on the Trading Day immediately prior to such date. The "Closing Price" on any date shall mean the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transactions reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Equity Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Equity Stock are listed or admitted to trading or, if the shares of Equity Stock are not listed on admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the Nasdaq Stock Market, Inc. or, if such system is no longer in use, the principal other automated quotation system that may be in use or, if the shares of Equity Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker selected by the Board of Directors making a market in the shares of Equity Stock.

        "Non-Transfer Event" shall mean an event other than a purported Transfer that would cause or result in an increase in the percentage of any Person's Beneficial Ownership of the outstanding shares of Equity Stock.

        "Ownership Limit" shall mean (i) with respect to Persons other than the Excluded Holder (a) with respect to the Common Equity, 5% of the lesser of (1) the total number of shares of Common Stock outstanding (assuming all shares of Special Voting Stock have been converted into Common Stock), or (2) the value of the outstanding shares of Common Stock (assuming all shares of Special Voting Stock have been converted into Common Stock), or (b) with respect to Preferred Stock, 5% of the lesser of (1) the total number of shares of Preferred Stock outstanding, or (2) the value of the outstanding shares of Preferred Stock (or such other number or value of Preferred Stock as the Board of Directors may determine in fixing the terms of the Preferred Stock); and (ii) with respect to the Excluded Holder, the Ownership Limit shall be the lesser of 27% of the outstanding Common Stock and the lowest percentage of the outstanding Common Stock either Beneficially Owned or Constructively Owned by the Excluded Holder at any time (assuming all shares of Special Voting Stock are converted into Common Stock in accordance with the terms hereof).

        "PCMC Partners" shall mean PC Advisory Partners I, L.P., a Delaware limited partner ship, and PC Intermediate Holdings, L.P., a Delaware limited partnership.

        "Permitted Transferee" shall mean

                (4) when used in section C of Article FOURTH or any defined term used therein, with respect to any Person or Persons, (a) any natural person who is related by blood or marriage to any such Person, (b) any trust or partnership of which there are no principal beneficiaries or partners, as the case maybe, other than any such Person or Permitted Transferees of such Person, (c) any charitable foundation over which any such Person has discretionary authority, and (d) any heirs or executors of any such Person; and

                (5) when used elsewhere in this Certificate of Incorpora tion, any Person designated as a Permitted Transferee in accordance with the provisions of section F.8 of Article FOURTH.

        "Person" shall mean (a) an individual or any corporation, partnership, estate, trust, association, private foundation, joint stock company or any other entity and (b) a "group" as the term is used for purposes of Section 13(d)(3) of the Exchange Act; but shall not include an underwriter that participates in a public offering of Equity Stock for a period of 90 days following purchase by such underwriter of such Equity Stock.

        "Principals" shall mean Mr. John H. Scully, Mr. William J. Patterson and Mr. William E. Oberndorf, collectively.

        "Prohibited Owner" shall mean, with respect to any purported Transfer or Non-Transfer Event, any Person who is prevented from becoming or remaining the owner of record title to shares of Equity Stock by the provisions of section F.1 of Article FOURTH.

        "Purported Beneficial Transferee" shall mean, with respect to any purported Transfer of Beneficial Ownership of shares of Equity Stock that results in the automatic conversion of such shares into Excess Stock, the purported transferee of Beneficial Ownership of such shares if such purported Transfer had been valid under Section E.1 of Article FOURTH.

        "Purported Record Transferee" shall mean, with respect to any purported Transfer of Beneficial Ownership of shares of Equity Stock that results in the automatic conversion of such shares into Excess Stock, the purported record transferee of such shares if such purported Transfer had been valid under Section E.1 of Article FOURTH.

        "REIT" shall mean a real estate investment trust under Section 856 et seq. of the Code.

        "Subsidiary" shall mean any Person in which the Corporation beneficially owns, directly or indirectly, more than 50% of the voting power of the outstanding voting equity securities.

        "Trading Day" shall mean a day on which the principal national securities exchange on which any of the shares of Equity Stock are listed or admitted to trading is open for the transaction of business or, if none of the shares of Equity Stock are listed or admitted to trading on any national securities exchange, any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

        "Transfer" (as a noun) shall mean any sale, transfer, gift, assignment, devise or other disposition of Beneficial Ownership of Equity Stock, whether voluntary or involuntary and whether by operation of law or otherwise. "Transfer" (as a verb) shall have the correlative meaning.

        "Trust" shall mean any separate trust created and administered in accordance with the terms of section F of Article FOURTH, for the exclusive benefit of any Beneficiary.

        "Trustee" shall mean any Person, unaffiliated with both the Corporation and any Prohibited Owner (and, if different than the Prohibited Owner, the Person who would have had Beneficial Ownership of the Shares that would have been owned of record by the Prohibited Owner), designated by the Corporation to act as trustee of any Trust, or any successor trustee thereof.



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